Exhibit 99.1

FIRST CHOICE HEALTHCARE SOLUTIONS ANNOUNCES APPOINTMENT OF TIMOTHY SKELDON AS CHIEF FINANCIAL OFFICER

MELBOURNE, FL – (Market Wired) – July 6, 2016 – First Choice Healthcare Solutions, Inc. (OTCQB:FCHS) (“FCHS,” “First Choice” or the “Company”), one of the nation’s only non-physician-owned, publicly traded healthcare services companies focused on the delivery of total musculoskeletal solutions with an emphasis on Orthopaedics, including spine care and treatment, today announced the appointment of Timothy K. Skeldon, CPA as Chief Financial Officer, effective July 11, 2016. Skeldon, who is charged with overseeing all financial affairs for the Company, will succeed Donald Bittar. Bittar has elected to retire from the CFO position, but will provide corporate advisory support on mergers and acquisitions and other strategic business development opportunities and remain as a member of the Board of Directors.

For nearly two decades, Skeldon was Chief Financial Officer of Parrish Medical Center, an award-winning 210-bed medical center that has served North Brevard County, Florida for more than a half century. Guided by his financial leadership and hands-on management of financial planning and forecasting, information technology, capital development, strategic business and cultural development, revenue cycle, supply chain and performance improvements, Parrish earned the J.D. Power and Associates Distinguished Hospital Program Award for An Outstanding Inpatient Experience; and was named a Modern Healthcare magazine Top 100 Place to Work in Healthcare and the winner of the publication’s coveted Spirit of Excellence Award. Parrish was also voted America’s #1 Healing Hospital three years in a row by the Baptist Healing Trust.

Prior to joining Parrish in 1999, Skeldon served as Vice President and CFO of Central Florida Regional Hospital, a full service, level II trauma center. Other previous executive posts have included Controller of Lucerne Medical Center, Controller and Director of Financial Planning of Parrish and Director of Corporate Accounting for Fawcett Memorial Hospital in Port Charlotte, Florida. He began his career working as a Senior Audit Accountant for Ernst & Young after graduating from the University of Central Florida with B.S.B.A. and M.S. degrees in Accounting.

Commenting on his appointment, Skeldon said, “It is a tremendous opportunity to be joining First Choice at such an exciting, high growth time in its history. First Choice’s approach to the delivery of quality healthcare in today’s healthcare environment is right on the money. When matched with the leadership’s commitment to excellence, First Choice will perpetuate and enhance its track record of success, while establishing entirely new, more cost efficient standards of care for patients.”

“We are very pleased to welcome Tim to our team. He is an accomplished business executive with significant financial and operational expertise, earned over the past 26 years while serving several of Central Florida’s most prestigious hospitals and healthcare systems,” stated Chris Romandetti, President and Chief Executive Officer of First Choice. “Moreover, his proven leadership skills and deep healthcare experience should prove to be notable assets to us as we continue in executing strategies to grow our current medical operations and begin replicating our successful model in other attractive high growth markets.”

“Donald Bittar has been an important member of the First Choice leadership team and has been instrumental in helping us to navigate a period of significant growth at our Company. His departure as CFO of First Choice leaves it a much stronger company; and as a director on our Board and advisor to our management team, he will continue to help us ensure that we remain focused on delivering long term value to our shareholders,” added Romandetti. “I am proud of what we have accomplished at First Choice during my six-year tenure with the Company,” noted Bittar. “While I’ll be retiring from daily corporate life, I look forward to continuing to contribute to First Choice’s long-term success in my new advisory role and as a director.”

About First Choice Healthcare Solutions, Inc.

Headquartered in Melbourne, Florida, First Choice Healthcare Solutions (FCHS) is implementing a defined growth strategy aimed at expanding its network of non-physician-owned medical centers of excellence, which concentrate on treating patients in the following specialties: Orthopaedics, Spine Surgery, Neurology, Interventional Pain Management and related diagnostic and ancillary services in key expansion markets throughout the Southeastern U.S. Serving Florida’s Space Coast, the Company’s flagship integrated platform currently administers over 100,000 patient visits each year and is comprised of First Choice Medical Group, The B.A.C.K. Center and Crane Creek Surgery Center. For more information, please visit www.myfchs.com, www.myfcmg.com, www.thebackcenter.net and www.cranecreeksurgerycenter.com.

Safe Harbor Statement

Certain information set forth in this news announcement may contain forward-looking statements that involve substantial known and unknown risks and uncertainties. These forward-looking statements are subject to numerous risks and uncertainties, certain of which are beyond the control of First Choice Healthcare Solutions, Inc. Such forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management beliefs and certain assumptions made by its management. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Information concerning factors that could cause the Company's actual results to differ materially from those contained in these forward-looking statements can be found in the Company's periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.

At Wolfe Axelrod Weinberger Associates

Donald C. Weinberger | don@wolfeaxelrod.com

Stephen D. Axelrod, CFA | steve@wolfeaxelrod.com

At First Choice Healthcare Solutions, Inc.

321-802-5830

IR@myfchs.com